EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 2nd day of June 1999, by and between VIVA GAMING & RESORTS.com INC., a Florida corporation having its office at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301, USA (hereinafter referred to as the "Company"), and MARTIN GROSS, residing in Las Vegas, Nevada (hereinafter referred to as "Employee").

                              Statement of Purpose
                              --------------------

         WHEREAS, the Company desires to secure Employee's participation and services in the business of the Company as President/CEO an Director and Employee is willing to be so employed by the Company, and

         WHEREAS, as considerations for employment by the Company and the compensation to be earned and paid under such employees, the parties desire to make certain covenants as hereinafter set forth;

         NOW, THEREFORE, in consideration of the terms, provisions and conditions of this Agreement, the parties hereto mutually consent, covenant, represent, warrant and agree as follows:

         1. Employment. The Company hereby employs Employees, and Employee accepts said employment as President/CEO and Director. In such capacity, employee shall perform such duties as directed by the Board of Directors (the "Board") and shall perform the duties and have the responsibilities described in Exhibit A, which is attached hereto and incorporated herein by reference. In the performance of his duties hereunder, Employee shall perform his duties in accordance with reasonable rules, regulations and instructions as may be adopted from time to time by the Board.

         2. Compensation. Subject to the terms of this Agreement the Company agrees to compensate employee in accordance with the compensation schedule attached hereto as Exhibit B and incorporated herein by reference.

         3. Terms of Employment. Employee's employment hereunder shall commence as of June 15, 1999 (the "Commencement Date"), and shall continue until June 15, 2002, at 11:59 p.m. (the "Initial Term") unless terminated earlier for "Cause" as defined below or due to Employee's death. At the end of the Initial Term hereof, this Agreement shall be automatically renewed for successive one-year terms, unless canceled by either party by written notice of such cancellation to the other party as least thirty (30) days prior to the end of the Initial Term or any renewal thereof.

         4. Termination for Cause by Company. The Company may terminate Employees's employment hereunder for "Cause" upon giving Employee written notice of such termination, said termination to be effective as of the date of such notice. "Cause" means an act, action or series of acts or actions, which constitute or result in:

         (a) the continued failure by the Employee to substantially perform his duties according to the terms of this Agreement after the Company has given Employee reasonable notice of such failure and a reasonable opportunity to correct it.

         (b) the commission of a crime by Employee which constitutes a felony;
or

         (c) Employee's becoming an alcoholic or addicted to habit-forming drugs;

         (d) Employee becoming disabled by reason of physical or mental infirmity or both, thereby rendering him unable to perform satisfactorily his duties under this Agreement, said disability to be determined on the basis of certification by two (2) physicians duly licensed to practice medicine in the State of Nevada or by the Board in that event Employee fails or refuses to submit to the examination of any such physician upon the request of the Board; or

         (e) the willful or wanton misconduct of Employee which results in material damage to the Company, its business, reputation or interest.

         5. Termination For Cause By Employee. Employee may terminate this Agreement for "Cause" at any time, effective upon delivery of written notice of said termination to the Company. "Cause" shall mean a material or willful breach of any of the Company's obligations under this Agreement.

         6. Termination After Initial Term of Agreement. Either party may terminate this Agreement after the Initial Term set forth in paragraph 3 upon ninety-(90) days written notice to the other.

         7. Confidentiality. Unless permitted by resolution of the Board, Employee shall not, during the term of this Agreement or at any time thereafter, use for his own purpose or for any purposes other than those of the Company any intellectual property or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries or affiliates, and such shall be and remain the property of the Company.

         8. Severance Compensation. Employee shall be entitled to compensation as set forth in this paragraph upon (i) the Company's termination of Employee for any reason except for "Cause," (as defined in paragraph 4 above) within the Initial Term or any renewal term of this Agreement or (ii) the Company's "Constructive Termination" (as defined below) of Employee's employment within the Initial Term or any renewal term of this Agreement. Upon such termination, the Company shall compensate Employee as follows:

            (a) If employee is terminated without cause within three years of the commencement date of this agreement, the Employee shall receive compensation equal to the base salary of Employee which remains unpaid for the three year period.

         The term "Constructive Termination" means and refers to an action by the Company, without Cause, resulting in (i) a material change of Employee's responsibilities, position (status, office, title, reporting relationships or working conditions), authority or duties (change resulting from Employee's assignment to duties inconsistent with Employee's position, duties or responsibilities in effect at the inception of Employee's employment); or (ii) a material reduction in Employee's compensation or benefits or (iii) failure of the Company to provide Employee with compensation, bonus, stock options or other benefits comparable to other executives of the Company.

         In the event Employee has to institute litigation to enforce this specific paragraph 8, Employee shall be entitled to recover from the Company Employee's reasonable attorneys fees and court costs incurred in conjunction with such proceeding.

         9. Notices. All notices and other communications hereunder must be in writing and shall be deemed to have been duly given when delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties hereto as follows:


         As to Company                   VIVA GAMING & RESORTS.com INC.
                                         200 East Las Olas Boulevard
                                         Suite 1900
                                         Fort Lauderdale, Florida 33301

         As to Employee:                 Martin Gross
                                         2112 Whitebirch Lane
                                         Las Vegas, Nevada 89134

         10. Entire Agreement Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be changed or modified orally but only by an instruction in writing signed by the parties, which states that it is an amendment to this Agreement.

         11. Choice of Law. This Agreement is made and executed in Florida and with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of Nevada.

         12. Severability. Should any provision of this Agreement be held invalid, the same shall not affect or impair any other provision of this Agreement and the invalidity of any provision of this Agreement shall not have any effect or impair the obligation of Company or the Employee.

         13. Sections and Subheadings. Sections and subheadings inserted in this Agreement are for convenience only and shall not be deemed to have any legal effect whatsoever in the interpretation of this instrument.

         14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives and successors.


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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereto, and Employee has hereunto set his hand and seal as of the day and year first above written.


Witnesses:                                      VIVA GAMING & RESORTS.com INC.

/s/ Bram Solloway                               /s/ Robert Sim
------------------------                        -------------------------------
                                                Director and Chairman
Vancouver, BC
------------------------
Address                                         ATTEST:

                                                /s/ Rosemarie Sim
                                                -------------------------------
                                                Secretary


                                                [CORPORATE SEAL]


Witnesses:                                      MARTIN GROSS


/s/ Darin Gangwish 6/4/99                       /s/ MARTIN GROSS
-------------------------                       -------------------------------
Las Vegas, Nevada  89128                        6/4/99
------------------------
Address
801 South Rompart, Ste 150


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

                                   EXHIBIT A
                                   ---------

                         DUTIES AND RESPONSIBILITIES OF
                         ------------------------------
                           PRESIDENT/CEO and DIRECTOR
                           --------------------------


1.       Direct management of all personnel of the Company;

2. Direct supervision of all on-going and/or proposed corporate projects, assets and revenue centers;

3. Direct negotiation responsibilities in all contractual agreements, including but not limited to, new hires and terminations, according to Company policy and departmental budgets;

4. Direct involvement in the Marketing and Sales activities, as required, for the development of any and all existing or new corporate products, assets, revenue centers and acquisitions as the case may be;

5. Direct supervision of projects contracted to independent engineering and development sources, lawyers, accountants and auditors.

6. Procurement of specification(s) for products; development of prototype or products; and coordination of the testing of products by authorized laboratories for product(s) in conjunction with the Marketing and Sales Department, Manufacturing Department, and/or the Board of Directors of the Company.

7. Direct responsibility for analyzing cost and time involved for new projects, businesses and/or potential acquisitions and reporting to the Board and departmental directors involved in the project(s).

8. Responsible for delivering the plan(s), drawing(s), bill of material(s) and procedure(s) along with prototype(s) of the developed product(s) to the Manufacturing Department.

9. Coordinate the management and training of all necessary personnel for the Company.

10. In carrying out the duties, it is understood that the company shall allow the President/CEO to employ and use the assistance of one or more employees who will provide help in carrying out the duties enumerated in this schedule.

                                   EXHIBIT B
                                   ---------

                                  COMPENSATION
                                  ------------

(A) Base Salary. During the Initial Term of one year of Employee's employment under the Agreement to which this Exhibit B is attached, the Company shall pay to Employee a base salary at an annual rate of One hundred and eighty thousand Dollars ($180,000.00) (U.S. Dollars) (the "Base Salary"), payable in twelve (12) equal monthly installments or at such intervals as shall be in conformity with the Company's practice, as such practice shall be established or modified from time to time. For any renewal term(s) of this Agreement, the base Salary will be adjusted at the end of the 1st year subject to review of this employee's performance by the Board.

         (B) Bonus. In addition to the Base Salary, the Employee shall be eligible for an annual bonus ("Bonus") of 1% of the gross revenues of the sales of the Company.

         (C) Withholding. All compensation paid to Employee shall be subject to withholding and employment taxes as required by the laws of the United States and the State of Nevada.

         (D) Employee & Director Benefits. Employee shall be entitled to such other benefits, including major medical, dental, and life insurance coverages(s) and Director insurance, in such form and in such manner and at such times as each is available to other employees of the Company.

         (E) Vacation. Employee shall be entitled to four (4) weeks of vacation during each twelve (12) month period of this Agreement.

         (F) Reimbursement for Company Expenses. The Company shall reimburse Employee in accordance with policies and practices then in effect for out-of-pocket expenses incurred by the Employee in the performance of Employee's duties hereunder.

         (G) Stock Options. It is agreed that stock options will be issued to the President/CEO and Director to be mutually agreed upon within thirty (30) days of the signing of this Agreement.



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